UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 3, 2024
Date of Report (Date of earliest event reported)

TUPPERWARE BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11657		36-4062333
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

14901 South Orange Blossom Trail	Orlando	FL	32837
(Address of principal executive offices)			(Zip Code)

407 826-5050
Registrant's telephone number, including area code
_________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TUP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 3, 2024, Tupperware Brands Corporation (the “Company”), Tupperware Products AG (together with the Company, collectively, the “Borrowers”), certain other subsidiaries of the Company and the Lenders (defined below) party thereto, among others, entered into the Amendment to Forbearance Agreement (the “Forbearance Amendment”), amending, modifying, and otherwise affecting (i) that certain Forbearance Agreement, dated as of February 13, 2024 (the “Forbearance Agreement”), by and among, among others, the Borrowers, certain other subsidiaries of the Company and the Lenders (defined below) party thereto, and (ii) that certain Credit Agreement, dated as of November 23, 2021 (as amended by that certain First Amendment to Credit Agreement, dated as of August 1, 2022, that certain Second Amendment to Credit Agreement, dated as of December 21, 2022, that certain Third Amendment to Credit Agreement, dated as of February 22, 2023, that certain Fourth Amendment to Credit Agreement and Limited Waiver of Borrowing Conditions, dated as of May 5, 2023, that certain Debt Restructuring Agreement, dated as of August 2, 2023, that certain Fifth Amendment to Credit Agreement, dated as of October 5, 2023, that certain Sixth Amendment to Credit Agreement, dated as of December 22, 2023, and the Forbearance Agreement, the “Credit Agreement”), by and among, among others, the Borrowers, Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), and the lenders party thereto (the “Lenders”).

As previously disclosed in the Current Report on Form 8-K filed on February 16, 2024, the Forbearance Agreement provides for compliance with specified milestones with respect to business planning and repayment transactions until the earlier of (a) June 30, 2024 at 11:59 p.m. Eastern time and (b) the date and time on which the Administrative Agent (at the direction of the majority Lenders) elects to terminate the Forbearance Agreement in accordance with its terms (the “Forbearance Period” and each such milestone, a “Forbearance Agreement Milestone”). The Forbearance Amendment, among other things, (a) extends the Forbearance Agreement Milestone for entry into a definitive agreement with respect to certain repayment transactions from May 22, 2024 to June 22, 2024, (b) permits the Company to retain (i) all net cash proceeds from tax refunds and (ii) up to $3,500,000 of the net cash proceeds from the sale of certain unused internet protocol addresses, (c) reduces the permitted Aggregate Global Tranche Revolving Credit Exposure (as defined in the Credit Agreement) from $36,419,883.13 to the current Aggregate Global Tranche Revolving Credit Exposure level of $22,330,000, (d) removes the Company’s weekly minimum U.S. liquidity requirement under the Credit Agreement without giving rise to a requirement to pay down the Aggregate Global Tranche Revolving Credit Exposure with amounts in excess thereof, and (e) increases the unrestricted cash and cash equivalents that the Company and its subsidiary guarantors organized in the United States are permitted to have on hand from $7,000,000 to $15,000,000.

The description of the Forbearance Amendment in this Current Report on Form 8-K (this “Current Report”) is a summary and is qualified in its entirety by reference to the complete terms of the Forbearance Amendment included therein. The Forbearance Amendment is filed hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this item.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1
Amendment to Forbearance Agreement, dated as of June 3, 2024, by and among the Borrowers, certain subsidiaries of the Company, the Administrative Agent, each of the Lenders party thereto, and each of the holders party thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE BRANDS CORPORATION

Date:	June 5, 2024	By:	/s/ Karen M. Sheehan
Karen M. Sheehan
Executive Vice President, Chief Legal Officer & Secretary